                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                          BUTLER MANUFACTURING COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                          BUTLER MANUFACTURING COMPANY
                                  1540 Genessee
                                (P.O. Box 419917)
                           Kansas City, Missouri 64102

                                 March 13, 2003

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               AND PROXY STATEMENT

To the Stockholders:

     The Annual Meeting of Stockholders of Butler Manufacturing Company will be held at the City Stage Theater, Union Station Kansas City, 30 West Pershing Road, Kansas City, Missouri,* on Tuesday, April 15, 2003, beginning at 9:30 a.m., local time for the following purposes:

     l. To elect three directors, each for a three year term expiring in 2006;
and

     2. To transact such other business as may properly come before the meeting.

     Holders of common stock of record on the books of the Company at the close of business on February 19, 2003, will be entitled to vote at the meeting or any adjournment thereof. A list of stockholders of the Company as of the close of business on February 19, 2003, will be available for inspection during business hours from April 3, 2003, through the close of business on April 14, 2003, at the Company's offices at 1540 Genessee, Kansas City, Missouri and will also be available at the meeting.

     STOCKHOLDERS ARE REQUESTED TO COMPLETE, SIGN, DATE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE THE ACCOMPANYING PROXY SO THAT, IF YOU ARE UNABLE TO ATTEND THE MEETING, YOUR SHARES MAY NEVERTHELESS BE VOTED.

                                  By Order of the Board of Directors,



                                  John J. Holland
                                  Chairman of the Board



                                  John W. Huey
                                  Vice President, General Counsel and Secretary



                                      NOTE
                          A reception will precede the
                       Stockholder's meeting commencing at
                8:45 a.m. in the Lobby of the City Stage Theater,
                           Union Station Kansas City.

*Three hours free parking is available in "The Yards" parking lot at the west end, lower level of Union Station.

                                 PROXY STATEMENT

     This Proxy Statement is being furnished in connection with the solicitation of proxies for use at the Company's Annual Meeting of Stockholders on April 15, 2003, as set forth in the preceding Notice. It is expected that this Proxy Statement and enclosed form of Proxy will be mailed to stockholders commencing on or about March 13, 2003. A returned Proxy will not be exercised if you attend the meeting and choose to cast a ballot, or if you should otherwise give written notice of revocation at any time before it is exercised.

     Holders of common stock of record at the close of business on February 19, 2003, are entitled to vote at the meeting. As of February 19, 2003, there were 6,328,051 shares of common stock outstanding, each share being entitled to one vote. As of February 19, 2003, no shares of Class A or Class 1 Preferred Stock were issued.

     Stockholders representing a majority of the common stock outstanding and entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the meeting. The only matter to be submitted to the stockholders at the meeting is the election of three directors. If any other matters are properly brought before the meeting, the enclosed proxy grants discretionary authority to the persons named in the proxy to vote the shares in their best judgment.

     YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-paid if mailed in the United States.

     Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum at the Annual Meeting. Abstentions will be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote. With respect to any matter brought before the Annual Meeting requiring the affirmative vote of a majority or other proportion of the outstanding shares, an abstention or non-vote will have the same effect as a vote against the matter being voted upon.

     You may revoke your proxy at any time before it is actually voted at the Annual Meeting by (i) delivering written notice of revocation to the Secretary of the Company, (ii) submitting a subsequently dated proxy, or (iii) attending the meeting and withdrawing the proxy. Each unrevoked proxy card properly executed and received prior to the close of the voting will be voted as indicated. Where specific instructions are not indicated, the proxy will be voted FOR the election of all directors as nominated.

                          ELECTION OF CLASS B DIRECTORS
NOMINEES

     The Company's Board of Directors currently consists of members serving staggered three-year terms. Three Class B Directors are to be elected at this year's Annual Meeting, each for terms of three years expiring at the Annual Meeting of Stockholders for 2006. The terms of the other two classes of directors do not expire until 2004 (Class C) and 2005 (Class A). Persons elected as directors continue to hold office until their terms expire or until their successors are elected and are qualified.

     Each nominee has consented to be named and to serve if elected. All nominees are current directors. If for any reason any should not be available or able to serve, the proxies will exercise discretionary authority to vote for substitutes proposed by the Board of Directors of the Company.

VOTING

     By checking the appropriate box on your proxy card you may (i) vote for all of the director nominees as a group; (ii) withhold authority to vote for all director nominees as a group; or (iii) vote for all director nominees as a group except those nominees you identify in the line provided for that choice. The three nominees for director who receive the highest number of votes cast will be elected as directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING NOMINEES.

                                CLASS B NOMINEES
                            (TERMS WILL EXPIRE 2006)

                           MARK A. MCCOLLUM

[PHOTO]                    Senior Vice President and Chief Financial Officer,
                           Tenneco Automotive Inc.

                               McCollum, age 44, was elected a Director in
                           January 2003. Mr. McCollum joined Tenneco Automotive in April 1998 and has served as Chief Financial Officer since June 1999. Tenneco Automotive is a global automotive parts company. Previously he served in various capacities for Tenneco Inc., including Vice President, Financial Analysis and Planning, and Corporate Controller. Mr. McCollum spent 14 years with the international public accounting firm of Arthur Andersen LLP, serving as an audit and business advisory partner of the company's worldwide partnership from 1991 to December 1994.

                           GARY L. TAPELLA

[PHOTO] President and Chief Executive Officer, Rheem Manufacturing Company; Chairman of the Governance Committee and Member of the Compensation and Benefits Committee.

                               Tapella, age 59, has been a Director since 1998.
                           He has been President and Chief Executive Officer of Rheem Manufacturing Company since 1991 and Chairman since 2002. He has been with Rheem since 1968 serving in various domestic and international operations. Rheem is a manufacturer of residential and commercial central air conditioners, gas and electric furnaces and water heaters. He is Chairman Emeritus of the Gas Appliance Manufacturers Association (GAMA), an Executive Committee member and past Chairman of the Air Conditioning and Refrigeration Institute (ARI) and past Chairman of ARI's International Committee.

                           WILLIAM D. ZOLLARS

[PHOTO] Chairman, President and Chief Executive Officer, Yellow Corporation; Member of the Audit and Compensation and Benefits Committees.

                               Zollars, age 55, has been a Director since 2000.
                           He has been Chairman, President and Chief Executive Officer of Yellow Corporation since November 1999. Previously, he was President of Yellow Transportation, Inc. from 1996 through November, 1999. Yellow Corporation is a transportation services company serving North America and, through alliances, Europe, the Asia/Pacific region and South and Central America. From 1994 to 1996 he was Senior Vice President of Ryder Integrated Logistics, a division of Ryder Systems, Inc., and from 1969 to 1993 was with Eastman Kodak. He is a director of ProLogis and Rogers Group, Inc., and also serves as a director of the National Association of Manufacturers, the Civic Council of Greater Kansas City, Heart of America United Way and the University of Kansas Medical Center.

                                CLASS C DIRECTORS
                               (TERMS EXPIRE 2004)

                           K. DANE BROOKSHER

[PHOTO]                    Chairman and Chief Executive Officer, ProLogis;
                           Chairman of the Compensation and Benefits Committee and Member of the Audit Committee.

                               Brooksher, age 64, has been a Director since
                           1999. He has been Chairman, Trustee and Chief Executive Officer of ProLogis since 1999. He joined ProLogis in 1993 as Co-Chairman, Trustee and Chief Operating Officer. ProLogis is a U.S. based real estate investment trust specializing in the acquisition, development, marketing, operation and ownership of distribution facilities and services worldwide. From 1961 to 1993, he was with KPMG Peat Marwick, last serving, prior to retirement, as the Midwest Area Managing Partner and Chicago Office Managing Partner. He also served on the KPMG Peat Marwick Board of Directors and Management Committee. Mr. Brooksher also serves on the Board of Advisors of the J. L. Kellogg Graduate School of Management at Northwestern University.

                           SUSAN F. DAVIS

[PHOTO] Corporate Vice President, Human Resources, Johnson Controls, Inc.; Member of the Governance and Compensation and Benefits Committees.

                               Davis, age 49, has been a Director since 2000.
                           She has been Corporate Vice President, Human
                           Resources of Johnson Controls, Inc. since 1994. Johnson Controls manufactures automobile batteries, interior trim, seating products and automotive interior systems, and designs, manufactures, installs and services automated control systems for nonresidential buildings. She has been with Johnson Controls since 1983. Ms. Davis is also a director of Quanex Corporation.

                           RONALD E. RUTLEDGE

[PHOTO]                    President and Chief Operating Officer.

                               Rutledge, age 61, became a Director in November
                           2001. He joined Butler in 1984 as President of the Vistawall Architectural Products Group, was elected Executive Vice President in April 2001 and President in November 2001. He is a director of Labconco Corporation and the Kansas City Council for the Boy Scouts of America, as well as a past director of the Terrell, Texas Chamber of Commerce and the Terrell State Bank.

                                CLASS A DIRECTORS
                               (TERMS EXPIRE 2005)

                           GARY M. CHRISTENSEN

[PHOTO] Retired President and Chief Executive Officer, Pella Corporation; Chairman of the Audit Committee and Member of the Compensation and Benefits Committee.

                               Christensen, age 59, has been a Director since
                           1999. He was President and Chief Executive Officer of Pella Corporation from 1996 until his retirement in 2002. Pella Corporation manufactures wood windows and doors. He joined Pella in 1990 as Senior Vice President, Sales and Marketing and was named President and Chief Operating Officer in 1994. From 1980 to 1990 he was a marketing executive for General Electric and from 1971 to 1980 was with Trane Corporation. He is a retired director of Pella Corporation and Brenton Banks Holding Company, a current director of Hon Corporation and is an emeritus member of the Policy Advisory Board, Harvard Joint Center for Housing Studies, and of the Iowa Business Council.

                           C. L. WILLIAM HAW

[PHOTO]                    Owner, Haw Ranches; Member of the Governance and
                           Audit Committees.

                               Haw, age 64, has been a Director since 1983. He
                           served as the President and Chief Executive Officer of National Farms, Inc., a diversified agricultural production company, from 1974 until 2002. He is also an advisory director of Commerce Bank of Kansas City, N.A.

                           JOHN J. HOLLAND

[PHOTO]                    Chairman and Chief Executive Officer.

                               Holland, age 52, became a Director in January
                           1999. He joined Butler in 1980, became Vice
                           President-Controller in 1986, Vice President-Finance in 1990, Executive Vice President in 1998, President and Chief Executive Officer in 1999 and was elected Chairman and Chief Executive Officer in November 2001. Mr. Holland is a director of Cooper Tire and Rubber Company, The Commerce Funds, and SCS Transportation, Inc. He also serves as a director of the National Association of Manufacturers and the Greater Kansas City Chamber of Commerce.

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

       The Board of Directors has three standing committees: (1) the Audit Committee, (2) the Governance Committee, formerly known as the Board Governance Committee, and (3) the Compensation and Benefits Committee. Effective January 21, 2003, the Board of Directors voted to abolish the Executive Committee. All committees consist of non-employee directors.

       The Governance Committee, formerly the Board Governance Committee, recommends to the Board of Directors qualifications for new director nominees, candidates for nomination, the structure of Board committees, the review of director performance and policies concerning compensation and length of service. The Committee considers written recommendations from stockholders concerning these subjects and suggests that they be addressed to the Secretary of the Company. Recommendations for director nominees should provide pertinent information concerning the candidate's background and experience.

       A description of the Compensation and Benefits Committee's responsibilities is set out under "COMPENSATION AND BENEFITS COMMITTEE", and a description of the Audit Committee's responsibilities is set out under "AUDIT COMMITTEE".

     During 2002, the Board of Directors met five times and the various committees met as follows: Compensation and Benefits - three times; Audit - three times; Governance - one time. The Executive Committee did not meet. All current directors attended at least 95% of meetings of the Board and Board Committees on which they serve.

       Non-employee directors are paid a retainer of $20,000 per annum (all in Butler common stock under the Director Stock Compensation Plan) and $1,500 for attendance at each board and committee meeting and for attendance in connection with special assignments. Attendance by means of conference telephone is compensated at the rate of $1,000 per meeting. Each non-employee director serving as a Committee Chair receives an additional chair fee of $2,000 per year. Under the Director Deferred Fee Plan, non-employee directors may defer all or a portion of fees earned, which deferrals are converted into units equivalent to the value of Company common stock. Such units are adjusted to reflect dividends and, upon the director's termination, death or disability, accumulated deferrals are distributed in the form of Company common stock. Travel allowances are provided where appropriate. The Company provides $50,000 of accidental death and term life insurance for each non-employee director while the director serves as such and thereafter for those who have served more than ten years. Directors who are employees of the Company receive no director compensation.

NOMINATING PROCEDURES

       The Company's Bylaws establish a procedure for the nomination of candidates for election to the Board of Directors. Nominations may be made at an annual meeting of stockholders pursuant to the Corporation's notice of meeting, by or at the direction of the Board of Directors, or by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice, who is entitled to vote at the meeting and who complied with the notice procedures set forth in the Bylaws. Notice of proposed stockholder nominations for election of directors must be given to the Secretary not later than 90 days nor more than 120 days before the anniversary date of the last annual meeting in the case of annual meetings and, in the case of a special meeting for the election of directors, not later than the later of the 70th day prior to such special meeting or the 10th day following the day on which public announcement of the date of such meeting and of the nominees proposed by the Board of Directors is first made. The notice must contain certain information about each proposed nominee, including his/her age, business and residence address and principal occupation, the number of shares of capital stock of the Company beneficially owned by the nominee and such other information as would be required to be included in a proxy statement. Provision is also made for substitution of nominees should a designated nominee be unable or unwilling to stand for election at the meeting. If the Chairman of the meeting of stockholders determines that a nomination was not made in accordance with these procedures, the nomination shall be void. The advance notice requirement permits the Board to inform stockholders in a timely manner about the qualifications of the proposed nominees.

                           BENEFICIAL OWNERSHIP TABLE

         The following table sets forth information regarding beneficial ownership of Butler common stock by all present directors and the executive officers who are listed in the Summary Compensation Table, and by all directors and executive officers as a group as of February 19, 2003. Except as indicated, no director or executive officer beneficially owns as much as one percent of all outstanding Butler common stock. The table also sets forth the number of shares beneficially owned and the percentage ownership of Butler common stock by each other person believed by the Company to own beneficially as much as five percent of the total outstanding shares of Butler common stock, based on shares outstanding as of February 19, 2003.


                                                                   AMOUNT AND NATURE
                                                                      PERCENT OF
                                                                     OF BENEFICIAL     COMMON STOCK
STOCKHOLDER                                                            OWNERSHIP           OWNED
-----------------------------------------------------------------  -----------------   ------------
Barbara B. Bridger (a) ..........................................           17,571
K. Dane Brooksher (b)(g) ........................................            5,934
Gary M. Christensen (b)(g) ......................................            5,255
Susan F. Davis (b)(g) ...........................................            5,579
C. L. William Haw (g) ...........................................           26,536
John J. Holland (c) .............................................           97,754             1.52%
John W. Huey (d) ................................................           19,628
Mark A. McCollum ................................................                0
Larry C. Miller (e) .............................................           33,119
Ronald E. Rutledge (f) ..........................................           70,029             1.09%
Gary L. Tapella (b)(g) ..........................................            6,279
William D. Zollars (b)(g) .......................................            4,205

All Directors and Executive Officers as a Group of 20 (b)(h) ....          399,204             6.07%

Trustee of Butler Manufacturing Company
 Individual Retirement Asset Account (IRAA) (i) .................          661,155            10.45%

Dimensional Fund Advisors, Inc. (j) .............................          416,900             6.59%

Wachovia Corporation (k) ........................................          321,010             5.10%

Barclays Global (l) .............................................          356,090             5.62%

       For purposes of the table, except as otherwise indicated in the footnotes below, a person is deemed to be a beneficial owner of shares if the person has or shares the power to vote or dispose of them, or if the person has the right to acquire such power within sixty days through the exercise of a stock option or otherwise ("stock acquisition rights").

       Unless otherwise indicated in the footnotes below, each person had sole voting and investment power over the shares listed under "Amount and Nature of Beneficial Ownership" above. Percentage of ownership is calculated on the basis of 6,328,051 shares outstanding at February 19, 2003, plus the number of shares subject to stock acquisition rights for those persons and groups holding such rights. The stockholders disclaim beneficial ownership in the shares described in the footnotes as being "held by" or "held for the benefit of" other persons.

(a) Includes 16,000 shares subject to exercisable stock options, 1,291 shares in Ms. Bridger's IRAA account and 83 shares in her Butler Employee Savings Trust (BEST) 401(k) account.

(b) Does not include phantom stock units allocated to the Directors Deferred Benefit Account under the Director Deferred Fee Plan. At December 31, 2002, the following directors had accumulated phantom stock unit balances as follows: Mr. Brooksher - 4,030 units; Mr. Christensen - 2,230 units; Ms. Davis - 1,328 units; Mr. Tapella - 2,230 units; and Mr. Zollars - 2,230 units.

(c) Includes 80,000 shares subject to exercisable outstanding stock options, 3,471 shares in Mr. Holland's IRAA account and 4,699 shares in his BEST 401(k) account.

(d) Includes 15,000 shares subject to exercisable outstanding stock options, 2,878 shares in Mr. Huey's IRAA account and 93 shares in his BEST 401(k) account.

(e) Includes 15,000 shares subject to exercisable outstanding stock options, 1,625 shares in Mr. Miller's IRAA account and 169 shares in his BEST 401(k) account.

(f) Includes 50,000 shares subject to exercisable outstanding stock options, 2,182 shares in Mr. Rutledge's IRAA account and 174 shares in his BEST 401(k) account.

(g)    Includes 4,000 shares subject to exercisable outstanding stock options.

(h) Includes 238,500 shares subject to exercisable outstanding stock options, 22,151 shares in officers' IRAA accounts and 7,970 shares in officers' BEST 401(k) accounts.

(i) All of the shares are held for the benefit of Plan participants. Under the Plan, UMB Bank, N.A., as trustee, passes on to participants voting and permitted reinvestment decisions as to allocated shares. The Plan's address is 1540 Genessee (P. O. Box 419917), Kansas City, Missouri, 64102.

(j) Dimensional Fund Advisors ("DMA") is an investment advisor to four investment companies and investment manager to certain other commingled group trusts and separate accounts, all of which it refers to as "Funds." DMA reports that it possesses sole voting and/or investment power with respect to 416,900 shares, all of which it reports are owned by the Funds. DMA disclaims beneficial ownership of all of such shares. All information relating to DMA is as of December 31, 2002 and based on its report on Schedule 13G filed on February 10, 2003. DMA's address is 1299 Ocean Avenue, 11th floor, Santa Monica, CA 90401.

(k) Wachovia Corporation ("Wachovia") is the parent holding company of Wachovia Securities Inc., Evergreen Investment Management Company, and Wachovia Bank, N.A. Wachovia reports that Wachovia Securities and Evergreen Investment Management Company are investment advisors for mutual funds and/or other clients, and that it possesses the sole power to dispose or direct the disposition of 321,010 shares, 317,560 shares of which it possesses the sole power to vote or direct the vote. Wachovia's address is One Wachovia Center, Charlotte, North Carolina 28288. All information relating to Wachovia is as of December 31, 2002 and based on its report on Schedule 13G filed on February 12, 2003.

(l) According to a joint 13G filed on February 12, 2003, Barclays Global Investors, N.A. reports that it possesses sole voting power and sole power to dispose or direct the disposition of 261,004 shares, and Barclays Global Fund Advisors reports that it possesses sole voting power and sole power to dispose or direct the disposition of 95,086 shares. Each reports offices located at 45 Fremont Street, San Francisco, California.

                                 AUDIT COMMITTEE

       The Audit Committee is composed of four (4) non-management directors, named below under "Audit Committee Report". The Board of Directors of the Company has adopted a written Audit Committee Charter, which the Audit Committee reviews annually. Generally, it is the Audit Committee's responsibility to assist the Board of Directors in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors. During 2002 the Audit Committee met three times. The Board of Directors has determined that each Audit Committee member is "independent" as that term is defined in Section 303.01(B)(2)(a) and
(3) of the New York Stock Exchange's Listing Standards.

                             AUDIT COMMITTEE REPORT

       The Audit Committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2002; has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as modified or supplemented; has received the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1, as may be modified or supplemented; and has discussed with the independent auditors the auditors' independence. Based on such review and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2002 be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

       This report is made over the name of each member of the Audit Committee, namely Gary M. Christensen (Chairman), K. Dane Brooksher, C. L. William Haw, and William D. Zollars.

                       COMPENSATION AND BENEFITS COMMITTEE

       The Compensation and Benefits Committee ("Committee") is composed of five
(5) non-management directors. It is the Committee's responsibility to assure that the Company's policies regarding executive compensation are followed, to recommend changes to the policies, to recommend to the Board of Directors the compensation of the Chairman of the Board and Chief Executive Officer, President and of any other officers who are directors, to review compensation plans for other executive officers and management personnel as recommended by the Chief Executive Officer and to administer the Company's stock incentive plans. The Committee also reviews proposals concerning the adoption of, or material changes to, Company pension plans, the financial condition of each plan and the investment performance of each investment advisor. It recommends to the Board the amount of the Company's annual contribution to the Individual Retirement Asset Account plan and to the Company's 401(k) Plan. The Committee also recommends to the Board the appointment of plan trustees and approves the appointment of investment advisors and actuaries.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       K. Dane Brooksher, Gary M. Christensen, Susan F. Davis, Gary L. Tapella and William D. Zollars serve as members of the Committee. No Committee member is an officer or former officer of the Company. No Committee or board member has been or is an executive of another company on whose board a Butler executive sits.

                REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE
                            ON EXECUTIVE COMPENSATION

       Following is the Compensation and Benefits Committee's Report on the Company's compensation policies and practices with respect to compensation for executive officers.

       COMPENSATION POLICIES APPLICABLE TO BUTLER'S EXECUTIVE OFFICERS. It is the Company's policy that executive officers receive total compensation that is appropriate in light of business unit and corporate performance, the executive's performance in achieving both annual and strategic goals, and that is competitive with compensation levels of companies in a relevant peer group described below. Each factor is considered in arriving at total compensation, with business unit performance given greater weight for business unit executives and corporate performance for corporate executives.

       Because of the cyclical nature of the Company's business, the Committee's policy is to conservatively manage fixed compensation and emphasize variable, results-oriented compensation to achieve a competitive total compensation package for executives. The Committee considers total remuneration data on an annual basis to ensure that the Company is appropriately aligned with the market for executive talent. Peer companies with whom the Committee compares compensation are companies in the same or related industry as the Company and durable goods manufacturing companies of comparable size as surveyed and reported by independent consulting organizations. The Committee seeks to set executive compensation to approximate the median level of compensation paid executives by companies in the peer group, based on survey data, with consideration of each executive's position, experience and performance.

       The key elements of executive compensation are base salary, annual bonus, stock options and long-term performance incentives. The Company also makes selected awards of restricted stock.

       Base salaries for executives are set within salary ranges which are established for each position based on the independent surveys mentioned above. Factors typically considered by the Committee in setting base salaries are the CEO's recommendation, individual performance, leadership, tenure and length of time since the last salary adjustment.

       The Company's executive officers are eligible for an annual incentive cash bonus. Bonus amounts are discretionary and are based on achievement of pretax operating earnings objectives for business unit executives and net operating earnings objectives for corporate executives. At the beginning of each year, threshold and target earnings levels are established for the Company and each business unit. Normally, no bonus is awarded unless the threshold level of earnings is met. Once the threshold level is met, the Committee considers bonuses within a range based upon actual operating earnings. The Committee may also consider individual non-financial performance in determining final amounts of any discretionary bonus awards.

       Historically, long-term incentives were provided exclusively through the grant of stock options and restricted stock bonus awards. Throughout its one hundred year history, the Company has continued a strong tradition of employee stock ownership at all organizational levels. The belief has been that employee stock ownership encourages close identity of interests among shareholders, executives and operating personnel. Stock options and restricted stock bonus awards are granted at current market price so that executive rewards accrue only as shareholder value increases.

       During 2001, the Committee submitted and received Board approval to revise the long-term incentives for the Company's executive officers with the addition of a value based Long Term Incentive Plan (LTIP), which is designed to reward the Company's executive officers by means of cash performance awards and stock options as shareholder value increases. At targeted performance levels, it is anticipated that over a period of time the LTIP will provide total compensation for senior management members more closely approximating market median.

       The cash performance portion of the LTIP measures and rewards value-added performance over a three-year period. The performance measure is based on total business return, a measure of the creation of economic value in the Company's business. Cash awards will be paid based upon actual results compared to threshold and target levels of total business return established based upon market expectations, and performance of companies in the same or related industries as the Company and durable goods manufacturing companies of comparable size, as surveyed and reported by independent consulting organizations. No cash award will be granted unless the threshold level of performance is met. The LTIP contemplates that a portion of the cash award will be used by participants to purchase shares of Company stock on the open market.

       The stock option component of the LTIP provides for options with terms of up to 10 years. Stock options will normally be granted once a year to a group of senior executives whose positions of responsibility afford them the opportunity to significantly affect the future growth and profitability of the Company. Grants will be made at the discretion of the Committee. Factors that will be considered are the executive's job responsibilities, the Company's strategic priorities, the number of shares currently owned by the executive and the number of options previously granted to the executive.

       No cash awards have been paid under the LTIP since implementation of the Plan.

       COMMITTEE'S BASES FOR THE CEO'S COMPENSATION FOR 2002, INCLUDING THE FACTORS AND CRITERIA UPON WHICH THE CEO'S COMPENSATION WAS BASED. With respect to the salary paid to Mr. Holland for 2002, the Committee took into consideration, in addition to the factors mentioned above, the following: Mr. Holland's individual performance, as well as the vision and focus he has provided in setting and effecting the long-term strategic growth of the Company; the annual salaries of chief executive officers of the peer companies described above; and the Company's level of profitability in 2001.

       In 2002, the recession that continued to impact the U.S. and the global economy significantly reduced the Company's operating earnings compared with those generated in 2000 and 2001. Because the Company incurred a net operating loss in 2002, Mr. Holland received no annual incentive bonus for the year.

       This report is made over the name of each member of the Committee, namely
K. Dane Brooksher (Chairman), Gary M. Christensen, Susan F. Davis, Gary L. Tapella and William D. Zollars.

                           SUMMARY COMPENSATION TABLE

       The table below shows all plan and non-plan compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and its four most highly compensated executive officers other than the CEO, for services rendered to the Company and its subsidiaries during the periods indicated.



                                                                                 LONG-TERM               ALL OTHER
                                      ANNUAL COMPENSATION                   COMPENSATION AWARDS         COMPENSATION
                               -----------------------------------       ----------------------------   ------------
                                                                         RESTRICTED        STOCK
NAME AND                                                                  STOCK (2)       OPTIONS
PRINCIPAL POSITION    YEAR      SALARY       BONUS        OTHER              ($)          (#SHARES)       ($) (3)
------------------    -----    ---------    ---------    ---------       ------------    ------------   ------------

John J. Holland        2002    $ 423,262            0            0                  0               0    $   7,492
Chairman & Chief       2001    $ 402,769            0    $   1,972                  0               0    $ 331,624
Executive Officer      2000    $ 349,334    $ 250,000    $   2,531       $     30,005               0    $ 330,676

Ronald E. Rutledge     2002    $ 299,924            0    $   2,923                  0          40,000    $   7,264
President & Chief      2001    $ 267,615    $  20,000    $  90,396(1)    $      4,988               0    $ 135,282
Operating Officer      2000    $ 189,466    $  75,000    $     206       $     10,002               0    $ 125,687

Larry C. Miller        2002    $ 232,847    $  15,000    $   1,479                  0               0    $   2,728
Vice President -       2001    $ 214,081    $   9,000    $   1,362       $      2,255               0    $  65,676
Finance                2000    $ 181,740    $  59,000    $   1,807       $     14,763               0    $  66,335

John W. Huey           2002    $ 190,000            0    $     811                  0               0    $   3,184
Vice President         2001    $ 183,654    $   7,400    $     522                  0               0    $   3,849
General Counsel        2000    $ 174,167    $  56,600    $     491                  0               0    $   3,668
And Secretary

Barbara B. Bridger     2002    $ 171,277            0            0                  0               0    $   1,612
Vice President -       2001    $ 156,016    $  10,000            0                  0               0    $   1,890
Human Resources        2000    $ 129,688    $  38,000            0       $      1,756               0    $   1,770

(1) Includes $87,706 reimbursement of Mr. Rutledge's relocation expenses incurred in moving from Texas to Kansas City.

(2) For 2002, 2001, and 2000, restricted stock of the value indicated was awarded to Messrs. Holland, Rutledge, Miller, and Bridger, respectively, based upon the election of each to receive a portion of his/her annual bonus in Butler common stock as described under the "Restricted Stock Bonus Program." The restricted stock vests on the third anniversary of the date of the award. Dividends are payable on the restricted stock. At December 31, 2002, Mr. Holland held 1,128 shares of restricted stock with a value of $21,827, Mr. Rutledge held 564 shares of restricted stock with a value of $10,913, Mr. Miller held 640 shares of restricted stock with a value of $12,384, and Ms. Bridger held 66 shares of restricted stock with a value of $1,277.


(3) To offset its obligations under the Company's Supplemental Retirement Benefit Plan for executives whose retirement benefits cannot be fully funded through the Company's Base Retirement Plan for Salaried Employees, in 1994 and 2000 the Company entered into split dollar life insurance agreements with one or more of Messrs. Holland, Miller and Rutledge in which the Company agreed to pay the premiums for policies of split dollar life insurance on the lives of such executives. The policies are owned by the executives, subject to the terms of the agreements under which, upon an individual's retirement, the Company may recover its premium payments if the remaining cash surrender value of the policy provides specified coverage for the individual's Supplemental Retirement Benefit Plan benefit. Because of uncertainty concerning certain provisions of the Sarbanes-Oxley Act of 2002, the Company during 2002 modified the split dollar life insurance agreements of Messrs. Holland, Miller and Rutledge so that the Company is no longer obligated to make cash premium payments on the policies. Instead, either policy cash values or dividends declared on the policies are applied to pay policy premiums. This arrangement may be modified when there is further guidance on the applicability of the Sarbanes-Oxley Act to split dollar arrangements. This data reflects the actual cash premiums paid by the Company for such policies, but due to the above-described modification of the split dollar life insurance agreements during 2002, the Company paid no cash premiums in 2002 with respect to policies on the lives of executive officers.

       This column also:

       o Includes $1,000 for the Company's 2002 contribution to the Individual Retirement Asset Account (IRAA) of Messrs. Holland, Rutledge and Miller, $950 for Mr. Huey and $856 for Ms. Bridger.

       o Includes insurance premiums paid by the Company in 2002 with respect to term life insurance for Mr. Holland of $1,084, Mr. Rutledge of $2,384, Mr. Huey of $725, and Mr. Miller of $18.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

       The following table provides certain information concerning individual grants of stock options made during the last completed fiscal year under the Stock Incentive Plan of 1996 to named executive officers.

                                              Individual Grants
-----------------------------------------------------------------------------------------------------------
                     Number Of         Percent Of
                    Securities        Total Options/       Exercise
                    Underlying         SARs Granted        Of Base
                    Option/SARs        To Employees         Price             Expiration        Grant Date
     Name           Granted (#)       In Fiscal Year        ($/Sh)               Date         Present Value
     (a)               (b)                 (c)               (d)                 (e)               (3)
---------------    -------------       -------------     -------------       -------------    -------------
J.J. Holland                   0                   0                 0                  --                0

R.E. Rutledge             40,000(1)               91%    $       26.88(2)          1/14/12    $     196,784

J.W. Huey                      0                   0                 0                  --                0

L.C. Miller                    0                   0                 0                  --                0

B.B. Bridger                   0                   0                 0                  --                0

(1)    The options became fully vested one year after their date of grant.

(2) The exercise price per share is the fair market value of the common stock on the date of grant, based on the closing price of the company's common stock on the New York Stock Exchange on that date.

(3) "Grant Date Present Value" was calculated by using the Black-Scholes stock option pricing model. The model, as applied, uses the grant date of January 14, 2002 and the fair market value on that date of $26.88 per share, as set forth in the table above. The model also assumes (a) a risk-free rate of return of 3.8% (which was the yield of a U.S. Treasury Strip zero coupon bond with a maturity that approximates the term of the option), (b) a constant dividend yield of 3.7%, based on a quarterly cash dividend rate of $0.18 per share on company common stock, (c) a stock price volatility of 25% (calculated using month-end closing prices of company common stock on the New York Stock Exchange for the period beginning with January 1, 1998 and ending as of the end of the month preceding the grant date, and (d) an exercise date, on average, of five years after grant. We did not adjust the model for non-transferability, risk of forfeiture or vesting restrictions. The actual value (if any) that an executive officer receives from a stock option will depend upon the amount by which the market price of company common stock exceeds the exercise price of the option on the date of exercise. There can be no assurance that the amount stated as "Grant Date Present Value" will actually be realized.

       AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

       The following table sets out the number of exercised and unexercised options and the value of all such in-the-money options held by the named executive officers at December 31, 2002. The Company has no Stock Appreciation Rights (SARs) outstanding.


                     SHARES          2002 STOCK           NUMBER OF UNEXERCISED             VALUE OF UNEXERCISED
                   ACQUIRED       OPTION EXERCISES               OPTIONS                    IN-THE-MONEY OPTIONS
                  ON EXERCISE     ----------------        AT DECEMBER 31, 2002             AT DECEMBER 31, 2002 (1)
                  ------------         VALUE          ------------------------------    ------------------------------
    NAME              (#)            REALIZED(1)       EXERCISABLE     UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
--------------    ------------    ----------------    ------------    --------------    ------------    --------------
  J. J. Holland              0                   0          84,000                 0    $          0    $            0

  R .E. Rutledge             0                   0          14,000            40,000    $          0    $            0

  J. W. Huey                 0                   0          18,000                 0    $          0    $            0

  L. C. Miller               0                   0          17,000                 0    $          0    $            0

  B. B. Bridger              0                   0          18,000                 0    $          0    $            0

(1) Reflects the amount by which the fair market value of Butler stock exceeded (in the case of exercised options) or exceeds (in the case of unexercised options) the option price. At December 31, 2002, the Company's stock price was $19.35.

                            LONG TERM INCENTIVE PLAN

       The Long Term Incentive Plan (LTIP) referred to in the Report of the Compensation and Benefits Committee on Executive Compensation is designed to reward executive officers by means of cash performance awards and stock options as shareholder value increases. The stock option component of the LTIP provides for options with terms of up to 10 years; any awards under this component of the plan are reflected in the Option/SAR Grant Table. The cash performance portion of the LTIP contemplates three year performance cycles, with a new cycle commencing at the beginning of each year, the first of which began on January 1, 2001. As stated in the Compensation and Benefits Committee's report, the performance measure for cash awards is based on total business return, a measure of the creation of economic value in the Company's business.

Generally, total business return is calculated by (i) dividing changes in net operating profit after taxes by the weighted average cost of capital, (ii) adding free cash flow for the three year period, and (iii) dividing the result by beginning investment levels. The levels of total business return required for threshold, target and maximum payments are 25%, 35% and 55%, respectively, for each of the performance periods ending in 2003, 2004 and 2005. The following table shows the cash amounts that might be paid under the LTIP with respect to the three year periods ended December 31, 2003, December 31, 2004 and December 31, 2005 to the chief executive officer and the four most highly compensated officers at the threshold, target and maximum levels.

                                                        Estimated Future Payouts
                       Performance Period       --------------------------------------------
                       Three Years Ended
                          December 31,            Threshold        Target          Maximum
                      ----------------------    ------------    ------------    ------------

John J. Holland       2003, 2004 and 2005       $    138,000    $    276,000    $    552,000


Ronald E. Rutledge    2003, 2004 and 2005       $     54,000    $    108,000    $    216,000


Larry C. Miller       2003, 2004 and 2005       $     15,500    $     31,000    $     62,000

John W. Huey          2003, 2004 and 2005       $     15,500    $     31,000    $     62,000

Barbara B. Bridger    2003, 2004 and 2005       $     15,500    $     31,000    $     62,000


                               PENSION PLAN TABLE

       The following table shows estimated annual benefits payable upon retirement at age 65 to salaried employees in the specified compensation and years of service classifications under the Company's Base Retirement Plan and Supplemental Benefit Plan. Average compensation generally means income reported on Federal Income Tax withholding statements each year, including salary, bonus, and other annual compensation but excluding relocation expenses and contributions the Company makes to provide benefits under other employee benefit plans.

       The average compensation is the employee's average compensation for the five consecutive calendar years in which compensation is the highest during the participant's entire completed calendar years of continuous employment. Benefits are calculated on the assumption that the benefits will be payable over the participant's lifetime and that no survivor benefits (which would reduce the benefit shown) are to be paid. The benefits shown in the table are subject to a deduction for the monthly income value of IRAA benefits and of the cash value or death benefits of split dollar life insurance, if any. Average compensation and years of credited service for the individuals named in the compensation table at December 31, 2002 were: Mr. Holland, $446,638 and 23 years; Mr. Huey, $209,813 and 25 years; Mr. Rutledge, $286,495 and 19 years; Mr. Miller, $242,175 and 23 years; Ms. Bridger, $167,835 and 22 years.

             ESTIMATED ANNUAL PENSION FOR YEARS OF CREDITED SERVICE


AVERAGE COMPENSATION         10              20             30               40
--------------------    ------------    ------------    ------------    ------------
$     150,000           $     22,600    $     45,100    $     67,700    $     91,400
      200,000           $     30,800    $     61,600    $     92,500    $    124,400
      250,000           $     39,100    $     78,100    $    117,200    $    157,400
      300,000           $     47,300    $     94,600    $    142,000    $    190,400
      350,000           $     55,600    $    111,100    $    166,700    $    223,400
      400,000           $     63,800    $    127,600    $    191,500    $    256,400
      450,000           $     72,100    $    144,100    $    216,200    $    289,400
      500,000           $     80,300    $    160,600    $    241,000    $    322,400
      550,000           $     88,600    $    177,100    $    265,700    $    355,400
      600,000           $     96,800    $    193,600    $    290,500    $    388,400

DEFERRED COMPENSATION PLAN

       The Company has an executive deferred compensation plan that allows approximately 65 executives to defer up to 25% of their annual salary and up to 100% of any incentive pay. At the participant's election, amounts deferred are credited with earnings tied to a Bond Yield Index or Stock Composite Index. Participants must defer their compensation until a specified date, their retirement, termination of employment, death or disability or a change in control of the Company (as defined) and may elect to take the balance of their deferred cash account at the end of the deferral period in a lump sum or in monthly payments. Messrs. Rutledge, Miller and Huey participated in this Plan in 2002.

CHANGE OF CONTROL EMPLOYMENT AGREEMENTS

       The Company has Change of Control Employment Agreements with Messrs. Holland, Rutledge, Huey, Miller, and Ms. Bridger. The Agreements provide that upon a change of control (as defined in the Agreements), the executive shall be entitled to receive until the third anniversary of the change in control a base salary, annual cash bonuses and other fringe benefits at the highest levels provided to the executive during certain periods immediately preceding the change in control. Upon a termination of the executive other than for cause, or upon the executive's resignation for good reason (as defined) or resignation during a thirty (30) day period following the first anniversary of the change of control, the executive is entitled to receive a lump sum cash payment consisting of (a) the executive's base salary through the date of termination, (b) a proportionate bonus based upon the executive's annual bonus for the last three fiscal years, (c) three times the sum of the base salary plus bonus the executive is entitled to under the Agreement, (d) other accrued obligations, and
(e) the difference between the actuarial equivalent of the retirement benefit the executive would receive if he remained employed for the employment period and the actuarial equivalent of the executive's actual retirement benefit. In addition, for the remainder of the employment period, the executive is entitled to continued employee welfare benefits, including life and family health insurance. If any payment to the executive, whether pursuant to the Agreement or otherwise, would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the executive shall be entitled to receive an additional payment equal to the excise tax and other taxes with respect thereto. The Agreements continue for a three year term with provision for automatic renewal. Benefits are provided subsequent to the expiration of the Agreement if a change of control occurs during the initial or any renewal term.

RESTRICTED STOCK BONUS PROGRAM

       The Company has a Restricted Stock Bonus Program that allows approximately 12 senior executives, including Messrs. Holland, Rutledge, Miller, Huey and Ms. Bridger, to elect to receive up to 50% of their annual bonus in the Company's common stock ("Bonus Stock"). If the eligible executive makes such an election, the Company will match the Bonus Stock at a 50% rate ("Match Stock"). The Match Stock is restricted and not transferable for 3 years. If the Executive's employment is terminated prior to the end of 3 years (other than due to retirement, disability, or a change of control of the Company), or if the Executive transfers his or her Bonus Stock during the 3-year period, the Match Stock will be forfeited. The principal purpose of the Program is to increase share ownership among senior executives and encourage close identity of interests among them and shareholders.

                                PERFORMANCE GRAPH

       The following line graph compares, for five years, beginning December 31, 1997, the yearly percentage change in the Company's cumulative total shareholder return with the Russell 2000 stock market index and the Media General "General Building Materials Group" index. The graph assumes $100 invested at December 31, 1997 and reinvestment of dividends.

       The Russell 2000 index is made up of equities with market capitalizations more comparable to the Company's than those included in other general market indices. The Media General General Building Materials Group index is an industry index published by Media General Financial Services which includes the Company. This index is only generally related to the Company's markets. Two of the Company's direct competitors, NCI Building Systems, Inc. and International Aluminum Corporation, are included. Conversely, the Media General index includes firms such as American Standard Companies, Inc., Vulcan Materials Company, USG Corporation, and The Sherwin-Williams Company, whose products do not compete with the Company's.

                              (PERFORMANCE GRAPH)


                            1997         1998          1999          2000          2001          2002
                        ----------    ----------    ----------    ----------    ----------    ----------


Butler Manufacturing        100.00         70.88         72.40         84.59         95.21         68.60

Media General               100.00        114.17         97.68         99.71        109.03        105.84

Russell 2000                100.00         97.20        116.24        111.22        112.36         88.11

                         INDEPENDENT PUBLIC ACCOUNTANTS

       As reported in the Company's Form 8-K filed May 16, 2002, the Board of Directors, upon the recommendation of the Audit Committee, approved dismissal of Arthur Andersen LLP ("Arthur Andersen") as the Company's independent auditors and the appointment of KPMG LLP to serve as the Company's independent auditors for the year ending December 31, 2002. The change was effective May 16, 2002.

       Arthur Andersen's reports on the Company's consolidated financial statements for each of the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

       During the years ended December 31, 2001 and 2000 and through May 16, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with the audit reports on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

       The Company provided Arthur Andersen with a copy of the foregoing disclosures and filed with its Form 8-K on May 16, 2002 a copy of Arthur Andersen's response indicating its agreement.

       During the years ended December 31, 2001 and 2000 and through May 16, 2002, the Company did not consult KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

       Representatives of KPMG LLP, independent certified public accountants, which audited the books, records and accounts of the Company for 2002, will be present at the stockholders meeting and will be available to respond to appropriate questions.

       The selection of the independent certified public accountants to audit the books, records and accounts of the Company for 2003 will be made by the Audit Committee of the Board of Directors at its April, 2003 meeting.

                AUDIT AND CERTAIN OTHER FEES PAID TO ACCOUNTANTS

       The aggregate fees billed the Company by its independent auditors for the year ended December 31, 2002 for (i) professional services rendered for the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's reports on Form 10-Q, (ii) for financial information systems design and implementation as described in paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X, and (iii) for all other services, were as set forth in the following table. The Audit Committee has considered whether the provision of such services is compatible with maintaining the independence of KPMG LLP.


       TYPE OF FEE                        AMOUNT(1)
------------------------------------    -------------
Audit Fees                              $     326,000
Financial Information Systems Design
   And Implementation Fees              $           0
All Other Fees                          $     207,000
                                        -------------

               Total                    $     533,000
                                        =============

(1) Amounts shown above include $56,000 Audit Fees and $125,000 All Other Fees paid to Arthur Andersen LLP prior to its dismissal.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely on a review of beneficial ownership reports furnished to the Company, the Company believes that during 2002 all of its executive officers, directors and greater-than-10% beneficial owners complied with Section 16(a) of the Securities Exchange Act of 1934 except that, due to an administrative oversight, the allocation of phantom stock units in 2002 and dividend equivalents for the accounts of Directors under the Director Deferred Fee Plan (referred to in note (b) of the Beneficial Ownership Table) and shares of Company stock and dividend equivalents under the Director Stock Compensation Plan were not timely reported on Form 4 but were reported on Form 4 reports filed January 10, 2003. The reporting error followed a change in reporting requirements which dictates that such transactions be reported on a Form 4 instead of a Form 5. The Directors and the number of transactions (reports) that were filed late are as follows: Mr. Brooksher - 5; Mr. Christensen - 2; Ms. Davis - 7; Mr. Haw - 3; Mr. Tapella - 2; and Mr. Zollars - 2.

                               PROXY SOLICITATIONS

     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokers, banks or other persons for reasonable expenses in sending proxy material to beneficial owners. Proxies may be solicited through the mail and through telephonic, telegraphic or internet communications to, or by meetings with, stockholders or their representatives by present and former directors, officers and other employees of the Company who will receive no additional compensation therefor.

                                  HOUSEHOLDING

     Only one copy of the Company's Annual Report and Proxy Statement has been sent to multiple stockholders of the Company who share the same address and last name, unless the Company has received contrary instructions from one or more of those stockholders. This procedure is referred to as "householding." In addition, the Company has been notified that certain intermediaries, i.e., brokers or banks, will household proxy materials. The Company will deliver promptly, upon oral or written request, a separate copy of the Annual Report and Proxy Statement to any stockholder at the same address. If you wish to receive a separate copy of the Annual Report and Proxy Statement, you may write to Shareholder Relations, Butler Manufacturing Company, 1540 Genessee Street, P. O. Box 419917, Kansas City, MO 64102 or call (816) 968-3000 or you may obtain a copy on the Company's website at "www.butlermfg.com". You can contact your broker or bank to make a similar request. Stockholders sharing an address who now receive multiple copies of the Company's Annual Report and Proxy Statement may request delivery of a single copy by writing or calling the Company at the above address or by contacting their broker or bank, provided they have determined to household proxy materials.

                   DATES FOR THE SUBMISSION OF CERTAIN MATTERS

     Stockholders who intend to present proposals for inclusion in the Company's proxy statement for the next annual meeting of stockholders on April 20, 2004, must forward them to the Company at 1540 Genessee (P. O. Box 419917), Kansas City, Missouri 64102, Attention: Secretary, so that they are received no later than November 10, 2003. In addition, proxies solicited by management may confer discretionary authority to vote on matters which are not included in the proxy statement but which are raised at the annual meeting by stockholders, unless the Company receives written notice of the matter by January 15, 2004, at the above address.

                                        By Order of the Board of Directors



                                        John W. Huey, Secretary
March 13, 2003

                      [BUTLER MANUFACTURING COMPANY LOGO]


                          BUTLER MANUFACTURING COMPANY                    PROXY
               P.O. BOX 419917, KANSAS CITY, MISSOURI 64141-6917
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints C. L. William Haw, John J. Holland, and Ronald E. Rutledge, or any of them, each with full power to appoint his substitute, proxies to vote, in the manner specified below, all of the shares of common stock of Butler Manufacturing Company, held by the undersigned at the Annual Meeting of Stockholders to be held on April 15, 2003 or any adjournment thereof.

1.     Election of three Class B Directors - Nominees:

            MARK A. MCCOLLUM; GARY L. TAPELLA; WILLIAM D. ZOLLARS

       [ ] FOR all Nominees.       [ ] AUTHORITY WITHHELD from all Nominees.

       [ ] FOR all Nominees, except vote withheld for the following Nominee(s):

          ---------------------------------------------------------------------

2. In your discretion, you are authorized to vote upon such other business as may properly come before the meeting.

The Board of Directors recommends a vote FOR the Director Nominees.

             BE SURE TO SIGN AND DATE THE REVERSE SIDE OF THIS CARD

                  (See reverse side for matters to be voted on)

The undersigned has received the Company's Annual Report for 2002 and its Proxy Statement. This Proxy is revocable and it shall not be voted if the undersigned is present and voting in person. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, THE SHARES WILL BE VOTED FOR ALL NOMINEES.


                                        ----------------------------------------
                                                 Stockholder's Signature

                                        ----------------------------------------
                                                 Stockholder's Signature

                                        Dated
                                              ---------------------------------
                                        (Please sign exactly as your name(s)
                                        appear. All joint owners must sign;
                                        executors, trustees, custodians, etc.
                                        should indicate the capacity in which
                                        they are signing.) PLEASE RETURN THE
                                        PROXY PROMPTLY IN THE ACCOMPANYING
                                        ENVELOPE.